Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of the Federal Home Loan Bank of Cincinnati (the FHLB) on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers certifies, to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the FHLB.

/s/ Andrew S. Howell
Andrew S. Howell
President and Chief Executive Officer
August 11, 2026

/s/ Stephen J. Sponaugle
Stephen J. Sponaugle
Executive Vice President, Chief Financial Officer
August 11, 2026